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                                                                     EXHIBIT 5.3


                       [ARMSTRONG TEASDALE LLP LETTERHEAD]

                                 April 15, 1999


Entertainment Properties Trust
1200 Main Street, Suite 3250
Kansas City, Missouri 64105

                   Re: Registration Statement on Form S-8/S-3

Ladies and Gentlemen:

     We have served as counsel to Entertainment Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of 1,515,000 common shares of beneficial interest (the "Shares"), covered by the above-referenced Registration Statement (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), including the prospectus contained in the Registration Statement and the prospectus delivered under Rule 428(b)(i) of the Act (together, as amended or supplemented, the "Prospectus") in connection with the Company's 1997 Share Incentive Plan and Annual Retainer Agreements for Non-Employee Trustees (together, the "Plans"). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively referred to as the "Documents"):

     1. The Registration Statement in the form in which it was filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act;

     2. The Amended and Restated Declaration of Trust of the Company, certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the "DAT");

     3.  The Bylaws of the Company;

     4. Unanimous Consent of the Board of Trustees approving the sale, issuance and registration of the Shares;

     5. Shareholder approval of the incentive share option plan of the Company.

     6. A certificate of the DAT as to the good standing of the Company; and


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                                                                Attorneys at Law
[ARMSTRONG TEASDALE LLP LOGO]

April 15, 1999
Page 2


     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing the Registration Statement, whether on behalf of himself or any other person, is legally competent to do so.

     2. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed and relied upon by us are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

     Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed, existing and in good standing under the laws of the State of Maryland.

     2. The Shares are duly authorized and, when issued and delivered in accordance with the resolutions of the Board of Trustees authorizing their issuance and the terms of the Plans as summarized in the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the reference to our firm under the caption "Legal Opinion" in the Registration Statement and to the attachment of this opinion as an Exhibit to the Registration Statement.

                                                   Very truly yours,


                                               /s/ Armstrong Teasdale LLP


                                                 ARMSTRONG TEASDALE LLP